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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 25, 1997, with respect to the financial statements of Dedicated Dental Systems, Inc. for the year ended December 31, 1996, included in the Registration Statement on Form SB-2 and related Prospectus of Gentle Dental Service Corporation for the registration of 4,125,000 shares of its common stock.

                                          Ernst & Young LLP

Los Angeles, California
January 8, 1998